September 22nd, 2006

Mr. David Ure

Dear David:

We are very pleased to offer you the position of Vice President, Corporate Controller for Mercer International Inc. We understand that there needs to be some further discussion around your start date but we would like you to start no later than October 16th. This offer of employment is subject to a detailed background check and referencing conducted by Korn/Ferry.

Base Compensation	•	$185,000 per annum.
	•	Salary is reviewed in January of each year.

Target Bonus	•	$30,833 per year.
	•	This is based on 2 months salary.
	•	There is opportunity to exceed target for exceptional performance.

Options	•	You will be eligible to receive 10,000 shares of restricted stock.
	•	Stock will vest over two years.
	•	1/3 will vest immediately once employed.

Benefits/Pension	•	You will be fully covered through Mercer's benefits program which will include a retirement program.
	•	Details will be forwarded to you directly.

Vacation	•	4 weeks.

Signing Bonus	•	$35,000
Vehicle	•	Will be provided

Severance Agreement	•
We will provide a specific severance entitlement for dismissal without cause equal to "one year" base salary plus target bonus during the first twelve months. The "one year" will be increased by one month for every year of service to a maximum of 18 months.

MERCER INTERNATIONAL INC.
SUITE 2840 - 650 WEST GEORGIA STREET, VANCOUVER, BRITISH COLUMBIA, V6B 4N8 T: (604) 684-1099 F: (604) 684-1094
14009 INTERURBAN AVENUE SOUTH, SUITE 282, SEATTLE, WASHINGTON 98168 T: (206) 674-4639 F: (206) 674-4629

David, we are eager to begin working with you and are confident your contribution to Mercer's team will be exceptional. Please do not hesitate to call with any questions you may have regarding this offer. You can reach me at 604-684-1099.

Please confirm your acceptance by signing the enclosed copy of this letter and returning it to me.

Yours very truly,
MERCER INTERNATIONAL

/s/ David Gandossi
David Gandossi
Executive Vice President, CFO & Secretary

ACCEPTED AND AGREED TO THIS 23rd DAY OF SEPTEMBER, 2006.

/s/ David Ure
David Ure

MERCER INTERNATIONAL INC.
SUITE 2840 - 650 WEST GEORGIA STREET, VANCOUVER, BRITISH COLUMBIA, V6B 4N8 T: (604) 684-1099 F: (604) 684-1094
14009 INTERURBAN AVENUE SOUTH, SUITE 282, SEATTLE, WASHINGTON 98168 T: (206) 674-4639 F: (206) 674-4629